                                                                     EXHIBIT 4.2

                        UNDERWRITER'S WARRANT AGREEMENT


         This UNDERWRITER'S WARRANT AGREEMENT is made as of _______, 1995 between ALL AMERICAN SEMICONDUCTOR, INC., a Delaware corporation (the "Company"), and LEW LIEBERBAUM & CO., INC. (the "Underwriter").


                                   RECITALS:



         The Company proposes to issue and sell, pursuant to an Underwriting Agreement dated ______, 1995, between the Company and the Underwriter (the "Underwriting Agreement"), 4,550,000 shares of its Common Stock, par value $.01 per share (the "Common Stock"), to the Underwriter. The Company has also granted the Underwriter an option to purchase up to an additional 682,500 shares of Common Stock (the "Over-Allotment Option").

         The Company deems it advisable, in consideration for the benefits provided to the Company by the Underwriter, to issue to the Underwriter warrants (the "Warrants") entitling the holders thereof to purchase shares of Common Stock in an amount equal to ten percent of the Common Stock sold to the Underwriter pursuant to the Underwriting Agreement. The shares of Common Stock issued upon exercise of the Warrants are referred to as the "Warrant Shares".


         NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter to the Company of $10.00, the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound, hereby agree as follows:

         ARTICLE 1. ISSUANCE AND DELIVERY OF WARRANTS.


                 Section 1.01. Issuance of Warrants. On the Closing Date and on the Option Closing Date, if any (as such terms are defined in the Underwriting Agreement) the Company will issue and deliver Warrants in an amount equal to ten percent of the shares of Common Stock sold to the Underwriter pursuant to the Underwriting Agreement at such Closing Date or Option Closing Date, if any, to the Underwriter or its designees, who shall be persons to whom the Warrants could be transferred under Section 6.01. The Warrants shall be substantially in the form of Exhibit A and in each such denominations as shall have been requested by the Underwriter. Each Warrant shall be dated the Closing Date or the Option Closing Date, as the case may be, and shall be signed on behalf of the Company by the President or a Vice President under its corporate seal reproduced thereon attested by the Secretary.


         ARTICLE 2. DURATION AND EXERCISE OF WARRANTS.

                 Section 2.01. Duration of Warrants. Warrants may be exercised on or after the first anniversary of the Effective Date (as defined in the Underwriting Agreement) and prior to the close of business on the fifth anniversary of the Effective Date, except as otherwise provided in Article 4 (such four year period is sometimes referred to herein as the "Exercise Period"); provided, however, that notwithstanding anything to the contrary contained herein, the Underwriter acknowledges and agrees that (i) on the date hereof, the Company does not have the authorized and unissued shares of Common Stock to be able to issue all of the shares of Common Stock underlying the Warrants upon exercise thereof and (ii) only in the event and when (if at all) the number of authorized shares of Common Stock is increased to at least 35,000,000 shares will the holders of the Warrants have the right to exercise, in whole or in part, the Warrants. The Company will use its best efforts to increase its authorized Common Stock to at least 35,000,000.

                 Section 2.02. Terms of Exercise. Each Warrant shall entitle the holder thereof (the "Holder") to purchase the number of shares of Common Stock stated therein, adjusted as provided in Article 3, upon payment of $_____ per share [140% of the public offering price] of Common Stock, adjusted as provided in Article 3. Such price, as is in effect from time to time as provided in Article 3, is referred to as the "Exercise Price".


                 Section 2.03.  Exercise of Warrants.


                          (a)  Subject to compliance with all of the provisions
hereof, a Warrant shall be exercised in whole or in part by surrendering it, together with a subscription in the form appearing on the reverse side thereof duly executed, accompanied by a certified or official bank check in payment of the Exercise Price. Warrants may be surrendered at the principal office of the Company.

                          (b)  Subject to the proviso set forth in Section 2.01
hereof relating to the number of authorized shares of Common Stock and compliance with all of the provisions hereof, Warrants shall be exercisable during the Exercise Period at any time in whole or from time to time in part. As soon as practicable after any Warrant has been so exercised (but in any event within five business days thereafter), the Company shall without charge issue and deliver or cause to be issued and delivered to, or upon the order of, the holder of such Warrant, in such name or names as may be directed by such holder, a certificate or certificates for the number of full Warrant Shares to which such holder is entitled (rounded upwards in the case of any remaining fractional interest in a Warrant Share) and, if such Warrant shall not have been exercised in full, a new Warrant for the number of shares of Common Stock as to which such Warrant shall not have been exercised. All Warrants so surrendered shall be cancelled by or on behalf of the Company.

                 Section 2.04.  Common Stock Issued Upon Exercise of Warrants.


                          (a)  All Warrant Shares shall be duly authorized,
validly issued, fully paid and nonassessable subject to and limited by the proviso set forth in Section 2.01 hereof relating to the number of authorized shares of Common Stock. The Company shall pay all documentary stamp taxes attributable to the initial issuance of Warrant Shares. The Company shall not be required, however, to pay any tax imposed in connection with any transfer involved in the issue of the Warrant Shares in a name other than that of the holder of the Warrant who shall have exercised the same and in such event the Company shall not be required to issue or deliver such Warrant Shares unless or until the person requesting the issuance thereof shall have paid to the Company the amount of any tax imposed in connection with such transfer or shall have established that such tax, if any, has been paid.

                          (b)  Irrespective of the date of issue of
certificates for any Warrant Shares, each person in whose name any certificate is issued shall be deemed to have become the holder of record of the Warrant Shares represented thereby on the date on which the Warrant was exercised as and to the extent permitted hereunder and payment of the Exercise Price was tendered as provided in Section 2.03.


         ARTICLE 3. ANTI-DILUTION PROVISIONS.


                 Section 3.01. Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price shall be subject to adjustment from time to time as provided in this Article 3. Upon each adjustment of the Exercise Price, each holder of Warrants shall be entitled to purchase as and to the extent permitted hereunder, at the Exercise Price resulting from such adjustment, the number of Warrant Shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant to the provisions of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. Notwithstanding anything in this Section 3.01 to the contrary, the number of Warrant Shares issuable upon exercise of Warrants shall not be increased if the Exercise Price is adjusted pursuant to
Section 3.02 or Section 3.03 unless the event giving rise to such adjustment in the Exercise Price consists of the issuance of options, rights, warrants or convertible securities to all holders of Common Stock entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock).

                 Section 3.02. Exercise Price Adjustment Formula. If, at any time or from time to time after the date hereof, the Company shall issue or sell any shares of Common Stock for a price per share which is less than the Current Market Price (hereafter defined) in effect at the time of such issuance or sale, then, and in each such case, the Exercise Price shall immediately be reduced to the price determined by dividing (a) an amount equal to the sum of
(i) the product of the number of shares of Common Stock outstanding and deemed (in accordance with the provisions of Section 3.03) to be outstanding immediately prior to such issue and sale times the Exercise Price in effect at the time of such issuance or sale and (ii) the total consideration, if any, received and deemed (in accordance with the provisions of Section 3.03) to be received by the Company upon such issue and sale by (b) the total number of shares of Common Stock outstanding and deemed (in accordance with the provisions of Section 3.03) to be outstanding immediately after such issue or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the Exercise Price in effect immediately prior to such adjustment, except in the case of a combination of outstanding shares of Common Stock, as provided in Section 3.06. As used herein, the phrase "Current Market Price" at any day or date shall be deemed to be the last reported sale price on such day or date, or, in case no such reported sale takes place on such day or date, the average of the last reported sales prices for the last three (3) trading days, in either case as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading or by The Nasdaq-Stock Market, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted by The Nasdaq-Stock Market, the average of the closing bid prices over the last three (3) trading days as furnished by the NASD through NASDAQ or a similar organization if NASDAQ is no longer reporting such information, or if the Common Stock is not quoted on NASDAQ, as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.


                 Section 3.03. Constructive Issuance of Common Stock, Convertible Securities, Rights and Options.


                 (a) If the Company at any time or from time to time after the date hereof shall issue, sell or grant any rights or options (collectively referred to as "options") to subscribe for or purchase any shares of Common Stock or any securities (collectively referred to as "convertible securities") convertible into or exchangeable for shares of Common Stock, whether or not any such options or the right to convert or exchange any such convertible securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such options or upon conversion or exchange of such convertible securities (determined by dividing (i) the total consideration, if any, received or receivable by the Company for the issue, sale or the granting of such options, plus the minimum amount of additional consideration payable to the Company upon the exercise of such options, plus in the case of any such options which relate to convertible securities any additional consideration payable to the Company upon the issue or sale of such convertible securities and upon the conversion or exchange thereof by (ii) the maximum number of shares of Common Stock issuable upon the exercise of such options or upon the conversion or exchange of such convertible securities) shall be less than the Current Market Price in effect as of the time of the issuance, sale or granting of such options, the maximum number of shares of Common Stock issuable upon the exercise of such options or upon conversion or exchange of all convertible securities issuable upon the exercise of such options shall be deemed, upon the issuance, sale or granting of such options, to be outstanding and to have been issued for such price per share. Except as provided in
Section 3.03(c), no further adjustment of the Exercise Price shall be made upon the issue or sale of shares of Common Stock upon the actual exercise of such options or the conversion or exchange of such convertible securities.

                 (b) If the Company at any time or from time to time after the date hereof shall issue or sell any convertible securities (other than securities referred to in Section 3.03(a)), whether or not the right to convert or exchange any such convertible securities is immediately exercisable, and the price per share for which the Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total consideration, if any, received or receivable by the Company for the issue or sale of such convertible securities, plus the minimum amount of additional consideration payable to the Company upon the conversion or exchange of such convertible securities by (ii) the maximum number of shares of Common Stock issuable upon the conversion or exchange of such convertible securities) shall be less than the Current Market Price in effect as of the time of such issue or sale, the maximum number of shares of Common Stock issuable upon conversion or exchange all of such convertible securities shall be deemed, upon the issue or sale of such convertible securities, to be outstanding and to have been issued for such price per share. Except as provided in Section 3.03(c), no further adjustment of the Exercise Price shall be made upon the issue or sale of shares of Common Stock upon conversion or exchange of any such convertible securities.

                 (c) If the exercise price provided for in any option referred to in Section 3.03(a), or the rate at which any convertible security referred to in Section 3.03(a) or (b) is convertible into or exchangeable for shares of Common Stock, shall change or a different exercise price or rate shall become effective at any time or from time to time, the Exercise Price shall immediately be adjusted to the Exercise Price which would have obtained had the adjustments made and required to be made under this Section 3.03 upon the issuance or sale of such options or such convertible securities been made at such time upon the basis of (i) the issuance of the number of shares of Common Stock theretofore delivered upon the exercise of such options or upon the conversion or exchange of such convertible securities and the total consideration received therefor, and (ii) the issuance of all shares of Common Stock and all other options or convertible securities and the total consideration received therefor. On the expiration of any such option or the termination of any such right to convert or exchange any such convertible securities, the Exercise Price shall immediately be adjusted to the Exercise Price which would have obtained (iii) had the adjustments made upon the issuance of such options or such convertible securities been made upon the issuance of only the number of shares of Common Stock, if any, actually delivered and the total consideration received therefor upon the exercise or expiration of such options or upon the conversion or exchange of such convertible securities and (iv) had adjustments been made on the basis of the Exercise Price as adjusted under clause (iii) of this Section 3.03(c) for all issues or sales of shares of Common Stock, options or convertible securities made after the original issuance of such options or convertible securities. If the exercise price provided for in any option referred to in Section

3.03(a), or the rate at which any convertible security referred to in Section 3.03(a) or (b) is convertible or exchangeable for shares of Common Stock, shall decrease at any time pursuant to applicable provisions thereof designed to protect against dilution, the Exercise Price shall immediately be decreased in the case of delivery of shares of Common Stock upon the exercise of any such option or upon the conversion or exchange of any such convertible securities, to the Exercise Price which would have obtained had the adjustments made upon the issue or sale of such option or such convertible security been made upon the basis of the issuance of the shares of Common Stock so delivered and the total consideration received therefor. No adjustment pursuant to this clause
(c) shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment therefor originally made in respect of the issue, sale or grant of options or convertible securities.


                 (d) If any shares of Common Stock or any convertible securities or any option shall be issued or sold for cash, the consideration received by the Company shall be deemed to be the amount payable to the Company therefor without deduction of any expense or cost of any kind incurred or any underwriting commission, concession or discount paid or allowed by the Company in connection therewith. If any shares of Common Stock or any convertible securities or any option shall be issued or sold for a consideration other than cash, the consideration received by the Company shall be deemed to be the fair market value of such consideration as determined in good faith by the Board of Directors of the Company without deduction of any expense or cost of any kind incurred or any underwriting commission, concession or discount paid or allowed by the Company in connection therewith and shall include any amounts payable by security holders or any affiliate thereof. If any shares of Common Stock or any convertible securities or any option shall be issued in connection with a merger of another corporation into the Company, the consideration received by the Company shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets of such merged corporation as the Board of Directors shall determine to be attributable to such shares of Common Stock or such option or convertible securities, as the case may be.

                 Section 3.04. Stock Dividends. If the Company shall at any time or from time to time declare a dividend or any other distribution upon any capital stock which is payable in shares of Common Stock, then and in each such case, the Exercise Price shall be reduced to the quotient obtained by dividing
(i) the number of shares of Common Stock outstanding and deemed (in accordance with the provisions of Section 3.03) to be outstanding immediately prior to such declaration multiplied by the then effective Exercise Price by (ii) the total number of shares of Common Stock outstanding and deemed (in accordance with the provisions of Section 3.03) to be outstanding immediately after such declaration. All shares of Common Stock and all options and convertible securities issuable in payment of any dividend or other distribution upon the capital stock of the Company shall be deemed to have been issued or sold without consideration.


                 Section 3.05. Extraordinary Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof declare a dividend or any other distribution

(however effectuated) upon the Common Stock payable otherwise than out of current earnings, retained earnings or earned surplus and otherwise than in shares of Common Stock, preferred stock or convertible securities, then and in each such case, the Exercise Price shall be reduced by an amount equal, in the case of a dividend or distribution in cash, to the amount thereof payable per share of Common Stock or, in the case of any other dividend or other distribution, to the fair value thereof per share of Common Stock at the time such dividend or other distribution was declared, as determined in good faith by the Board of Directors of the Company. A dividend or distribution other than in cash shall be considered payable out of current earnings, retained earnings or earned surplus only to the extent that such current earnings, retained earnings or earned surplus are charged an amount equal to the fair value of such dividend or distribution as determined in good faith by the Board of Directors of the Company.


                 Section 3.06. Stock Splits and Reverse Stock Splits. If the Company shall at any time or from time to time subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price shall be proportionately reduced and the number of Warrant Shares issuable upon exercise of each Warrant shall be proportionately increased. If the Company shall combine the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price shall be proportionately increased and the number of Warrant Shares issuable upon exercise of each Warrant shall be proportionately decreased.


                 Section 3.07. Reorganizations and Asset Sales. If any capital reorganization or reclassification of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of the assets of the Company shall be effected in such a way that the holders of the Common Stock shall be entitled to receive securities or assets with respect to or in exchange for shares of Common Stock, adequate provision shall be made, prior to and as a condition of such reorganization, reclassification, consolidation, merger or sale, whereby each holder of Warrants shall have the right to receive, upon the terms and conditions specified herein and in lieu of the Warrant Shares otherwise receivable upon the exercise of such Warrants, such securities or assets as may be issued or payable with respect to or in exchange for the number of outstanding shares of Common Stock equal to the number of Warrant Shares that would otherwise have been receivable had such reorganization, reclassification, consolidation, merger or sale not taken place. In any such case appropriate provision shall be made with respect to the rights and interests of such holder so that the provisions of this Agreement shall be applicable with respect to any securities or assets thereafter deliverable upon exercise of the Warrants. The Company shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the survivor or successor corporation resulting from such consolidation or merger or the purchaser of such assets shall assume by written instrument delivered to each holder of Warrants the obligation to deliver to such holder such securities or assets as such holder may be entitled to receive. This Section shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers or sales.

                 Section 3.08. Form of Warrant. The form of Warrant need not be changed because of any adjustment to the Exercise Price or any change in the amount or nature of securities issuable or deliverable pursuant to this
Article 3, and Warrants issued after such change may state the same number of shares issuable in exchange for the Warrants as is stated in the Warrants initially issued pursuant to this Agreement. The Company may at any time change the form of Warrants to reflect any such change in the amount or nature of securities issuable or deliverable upon exercise, provided such change in form does not otherwise affect the substance thereof.

                 Section 3.09. Elimination of Fractional Interests. The Company shall not be required to issue certificates representing fractions of shares of Common Stock upon the exercise of Warrants, nor shall it be required to issue scrip or pay cash in lieu of such fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the next whole number of shares of Common Stock or other securities, properties or rights.

                 Section 3.10. Notice of Change in Shares Issuable, etc.. Whenever there is an adjustment pursuant to this Section or whenever the security issuable or deliverable upon exercise of the Warrants is changed pursuant to this Article 3, the Company shall promptly deliver to all of the record holders of Warrants at their respective addresses registered with the Company a certificate executed by its chief financial officer, setting forth in reasonable detail the facts requiring the change and specifying the effective date of such change and the number or amount of, and describing the shares or other securities issuable or deliverable in exchange for, each Warrant as so changed. The Company shall also mail a copy of such a notice to the Underwriter. Failure to file such statement or to publish such notice, or any defect in such statement or notice, shall not affect the legality or validity of any such change.

                 Section 3.11. Other Dilutive Events. In case any event shall occur as to which the provisions of this Article 3 are not strictly applicable but the failure to make any adjustment would not in the opinion of any holder of a Warrant fairly protect the purchase or conversion rights represented by any Warrant in accordance with the essential intent and principles of such Article, then, in each such case, upon the written request of such holder, the Company shall appoint a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of the Company), which shall give their opinion upon the adjustment, if any, on a basis consistent with the essential intent and principles established in this Article, necessary to preserve, without dilution, the purchase or conversion rights represented by such Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the holder of such Warrant and shall make the adjustments, if any, described therein.


                 Section 3.12. No Dilution or Impairment. The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or any Warrant, but will at all times in good faith assist in carrying out all of such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of each holder of a Warrant against dilution or other impairment.


                 Section 3.13. No Adjustment of Exercise Price in Certain Cases. No Adjustment of the Exercise Price under any provision of this Article 3 or otherwise shall be made:

                 (a) in an amount less than ten (10) cents per share, but any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to ten (10) cents per share or more; and

                 (b) in connection with the issuance or sale of shares of Common Stock pursuant to (x) options, warrants, other rights, and convertible or exchangeable securities outstanding or in effect on the date hereof (including pursuant to the Existing Rights and New Options, as defined in the Company's Prospectus, dated ____, 1995) or (y) options issuable from time to time pursuant to the Company's existing stock option plan, as amended from time to time, as described in the Prospectus, provided such options are not issued or granted at an exercise price below fair market value on the date of grant. In addition, Holders shall not be entitled to cash or other dividends paid by the Company on the Common Stock prior to the exercise of any Warrant held by them.


         ARTICLE 4.  LIQUIDATION, MERGER, ETC.


                 Section 4.01. Notice to Warrantholders. Nothing contained in this Agreement shall be construed as conferring upon the holders of Warrants the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:


                 (a) the Company shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants; or

                 (b) the Company shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (other than regular cash dividends or cash distributions payable out of current earnings, retained earnings or earned surplus or dividends payable in Common Stock); or

                 (c) there shall be proposed any consolidation or merger to which the Company is to be a party and for which approval of the holders of Common Stock is required, or the conveyance or transfer of the properties and assets of the Company substantially as an entirety; or





                 (d) there shall be proposed the voluntary or involuntary dissolution, liquidation or winding up of the Company; then the Company shall cause to be given to the Underwriter and to each holder of Warrants at the address registered with the Company, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined or (ii) the date on which any consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange the shares for securities or other property, if any, deliverable upon the consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. Such notice shall be filed and mailed in the case of a notice pursuant to clause (i) above at least 10 calendar days before the record date specified and in the case of a notice pursuant to clause (ii) above at least 15 calendar days before the earlier of the dates specified.

                 Section 4.02. Expiration Date of Warrants. From the time notice is required to be given pursuant to Section 4.01, the holders of Warrants shall be entitled to exercise such Warrants regardless of the provisions of Section 2.01 (other than the proviso to Section 2.01 hereof relating to the number of authorized shares of Common Stock) and the right to exercise the Warrants shall expire at the later of the time specified in
Section 2.01 or the close of business on the date specified in such notice as the record date for determining holders of shares of Common Stock entitled to receive any right, warrant or distribution of the type referred to in Section 4.01(a) or Section 4.01(b) or the later of the dates specified in such notice as the date on which any consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon the consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up.


         ARTICLE 5.  OTHER PROVISIONS FOR PROTECTION OF WARRANTHOLDERS.


                 Section 5.01. Reservation and Listing of Shares. The Company shall at all times reserve and keep available such number of shares of its authorized but unissued shares of Common Stock as shall from time to time be sufficient to permit the exercise of all outstanding Warrants subject to and limited by the fact that on the date of this Agreement, the Company does not currently have sufficient authorized and unissued shares and that the exercisability of Warrants is limited as set forth in the proviso to Section
2.01 hereof relating to the number of authorized shares of Common Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient for such purpose, the Company shall take such action as, in the opinion of its counsel, may be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for such purpose; provided, however, that the Company shall only be required to comply with this provision after the number of authorized shares of the Company's Common Stock is increased to 35,000,000. Subject to the foregoing and the proviso to Section 2.01 hereof relating to the number of authorized shares of Common Stock, the Company covenants and agrees that all Common Stock issuable upon exercise of the Warrants will, upon issuance, be duly and validly issued, fully paid and non-assessable and no liability will attach to the holders thereof by reason of being such a holder. Prior to the issuance of any Warrant Shares, the Company shall secure the listing of such Warrant Shares upon The Nasdaq Stock Market and/or any other securities exchange upon which shares of Common Stock are then listed.

                 Section 5.02. Lost and Misplaced Warrant Certificates. If any Warrant becomes lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (without security in the case of the Underwriter and its officers, issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall at any time be enforceable by anyone.


                 Section 5.03. Enforcement of Warrant Rights. All rights of action are vested in the respective holders of the Warrants. Any holder of any Warrant may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise his Warrant for the purchase of the number of Warrant Shares issuable or deliverable in exchange therefor, in the manner provided in the Warrant and in this Agreement.

         ARTICLE 6.  TRANSFER AND OWNERSHIP OF WARRANTS.


                 Section 6.01. Negotiability and Ownership. The Warrants issued hereunder shall not be sold, transferred, assigned or hypothecated by the holders thereof prior to one year from the Effective Date except (a) to successors of the holder and persons who are officers of the Underwriter or officers or partners of dealers who are designated as such pursuant to any Selected Dealers Agreement entered into in connection with the offering contemplated by the Underwriting Agreement, or (b) in the case of an individual, pursuant to such individual's last will and testament or the laws of descent and distribution and, in any case, only in compliance with the Securities Act of 1933, as amended, and any applicable state securities laws. For the purposes of this Section 6.01, the term "officers" shall refer to those persons who are officers of Lew Lieberbaum & Co., Inc. on the date hereof and those persons who become officers at any time before the expiration of the Warrants regardless of whether such persons are officers of Lew Lieberbaum & Co., Inc. at the time they transfer or assign a Warrant. Any attempted transfer in contravention of this Section shall be null and void. The Warrants shall not be sold, transferred, assigned or hypothecated during the period prior to one year from the Effective Date except as specifically permitted by this Section 6.01.

                 Section 6.02. Exchange of Warrants. Upon the issuance and prior to the expiration thereof, one or more Warrants may be surrendered at the principal office of the Company for exchange and, upon cancellation thereof, one or more new Warrants shall at the Company's expense be issued as requested by the holder of the cancelled Warrant or Warrants for the same aggregate number of shares as were issuable in exchange for the Warrant or Warrants so cancelled.

                 Section 6.03. Restriction on Transfer of Warrants. The Holder of a Warrant, by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to resale or to distribution thereof; and that the Warrants may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part, except in accordance with applicable state and federal securities laws.


         ARTICLE 7.  LEGENDS.

                 Section 7.01. Warrant Legend. Each Warrant shall contain a legend in substantially the following form:

                          "THIS WARRANT IS SUBJECT TO THE CONDITIONS SPECIFIED
                 IN THE AGREEMENT, DATED __________, 1995, BETWEEN ALL AMERICAN SEMICONDUCTOR, INC. AND LEW LIEBERBAUM & CO., INC. NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE."

                 Section 7.02. Warrant Share Legend. Each certificate representing Warrant Shares shall, until registered pursuant to Article 8, contain a legend substantially in the following form:


                          "THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT
                 BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND COMPLIANCE WITH

                 ALL APPLICABLE STATE SECURITIES LAWS OR EXCEPT PURSUANT, TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT OR SUCH APPLICABLE STATE SECURITIES LAWS."



         ARTICLE 8.  REGISTRATION RIGHTS.


         Section 8.01. Piggyback Registration. If, at any time during the Exercise Period after which the Company's authorized shares of Common Stock have been increased to at least 35,000,000, the Company proposes to register any of its securities under the Securities Act of 1933, as amended (the "Act") (other than in connection with a merger, reorganization, combination, consolidation, exchange offer, acquisition or similar transaction or stock option, stock rights or purchase or dividend reinvestment plan or pursuant to a Form S-8, S-4 or similar or successor forms) it will give written notice by certified mail, return receipt requested at least ten (10) days prior to the filing of each such registration statement, to the Underwriter and to all Holders of Warrants and/or Warrant Shares of its intention to do so. Such notice shall continue to be given by the Company with respect to any future registrations so long as any Warrants or Warrant Shares remain to be registered. If the Underwriter or any Holders of the Warrants and/or Warrant Shares notify the Company within ten (10) days after receipt of any such notice of its or their desire to include any such securities in such proposed registration statement, the Company shall afford each of the Underwriter and such Holders of the Warrants and/or Warrant Shares the opportunity to have any such Warrants and/or Warrant Shares registered under such registration statement. Notwithstanding the foregoing, if, in the written opinion the Company's managing underwriter, if any, for such offering , the inclusion of the Warrants and/or Warrant Shares requested to be registered, when added to the securities being registered by the Company or the selling shareholder(s), will exceed the maximum amount of the Company's securities which can be marketed without otherwise materially and adversely affecting the entire offering (a copy of which opinion shall be furnished to the Underwriter), then the Company may exclude from such offering all or any portion of the Warrants or Warrant Shares requested to be so registered, but only if no securities are included in such post-effective amendment or registration statement other than securities being sold for the account of the Company or by selling security holders or shareholders which have demanded or requested such registration pursuant to an existing agreement as of the date hereof which grants registration rights, in which case the Company will include in such registration (i) first, the securities which the Company proposes to sell, (ii) second, any securities demanded or requested to be included pursuant to existing agreements as of the date hereof which give the holders thereof a priority over the Holders in connection with the registration of their securities, (iii) third, any securities requested to be included therein by the holder requesting such registration pursuant to a demand registration right, pro rata among such holders, and (iv) fourth, any Warrant Shares or other securities requested to be included, pro rata (calculated on the basis of the shares requested to be registered) among the Holders and any security holders or shareholders which have requested registration pursuant to piggyback registration rights granted to them. Each holder of Warrants and/or Warrant Shares for the account of which any such securities are included in such registration statement shall agree, if requested by the Company not to sell any other shares of Common Stock, or securities through which Common Stock may be acquired, for a period of ninety (90) days after the effective date of such post-effective amendment or new registration statement. The Company shall bear all fees and expenses incurred by it in connection with the preparation and filing of such post-effective amendment or new registration statement (other than the fees and costs of the Underwriters' counsel, if any, and other than the underwriting discounts and commissions).

                 Notwithstanding the above provisions of this Section 8.01, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 8.01 (irrespective of whether a written request for inclusion of any such securities shall have been made) to elect not to file any such proposed registration statement or to withdraw the same after the filing but prior to the effective date thereof.


         Section 8.02.  Demand Registration.


         (a) At any time during the Exercise Period after which the Company's authorized shares of Common Stock have been increased to at least 35,000,000, the Holders of the Warrants and/or Warrant Shares representing a "Majority" (as hereinafter defined) of such securities (assuming the exercise of all of the Warrants) shall have the right (which right is in addition to the registration rights under Section 8.01 hereof), exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission") on one occasion only, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Underwriter and Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale of their respective Warrants and/or Warrant Shares for six (6) consecutive months by Holders and any other Holders of the Warrants and/or Warrant Shares who notify the Company within ten (10) days after receiving notice from the Company of such request. The Company covenants and agrees to give written notice of any registration request under this Section
8.02 by any Holder or Holders to all other registered Holders of the Warrants and the Warrant Shares within ten (10) days from the date of the receipt of any such registration request.

         (b) In addition to the registration rights under Section 8.01 and subsection (a) of this Section 8.02, at any time during the Exercise Period after which the Company's authorized shares of Common Stock have been increased to at least 35,000,000, the Holders of Warrants and/or Warrant Shares representing a Majority of such securities shall have the right on one additional occasion only, exercisable by written request to the Company, to have the Company prepare and file, with the Commission a registration statement so as to permit a public offering and sale for six (6) consecutive months by any such Holder of its Warrants and/or Warrant Shares; provided, however, that the costs and expenses incident thereto (other than fees and expenses of any other selling holder, if any) shall be at the expense of the Holder or Holders making such request.

         (c) Notwithstanding anything to the contrary contained herein, if the Company, in lieu of filing a registration statement for the Warrants and/or Warrant Shares pursuant to the written notice specified in Section 8.02(a) or 8.02(b) of a Majority of the Holders of the Warrants and/or Warrant Shares, elects in writing within 10 days after receipt of such notice, it shall repurchase from the Holders requesting such registration (i) the shares of Common Stock constituting the Warrant Shares which are outstanding for a price per share equal to 93% of the greater of Current Market Price of such shares on the date of the notice sent pursuant to Section 8.02(a) or 8.02(b), as the case may be, and (ii) the outstanding Warrants for a price per Warrant equal to the positive difference, if any, between the 93% Current Market Price of the Common Stock underlying such Warrant on the dates specified above and the then applicable Exercise Price of such Warrant. Such repurchase shall be in immediately available funds and shall close within twenty (20) days after the later of the delivery of the written notice of election specified in this Section.

         (d) Notwithstanding anything to the contrary contained herein, the Underwriter acknowledges that the registration rights granted by the Company under this Agreement are subject to certain rights heretofore granted by the Company under the 1992 Underwriting Agreement (as defined in the Underwriting Agreement).

         Section 8.03. Covenants With Respect to Registration. In connection with any registration under Section 8.01 or 8.02 hereof, the Company and/or the Holders, as the case may be, covenant and agree as follows:

         (a) The Company shall use its best efforts to file a registration statement within ninety (90) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time but in any event within 180 days after receipt of such demand therefor, and shall furnish each Holder desiring to sell Warrants and/or Warrant Shares such number of prospectuses as shall reasonably be requested (provided that, if the Company would be required to accelerate the completion of its annual audit in order to register the Warrants or Warrant Shares, the Company shall have one hundred twenty (120) days within which to file a registration statement). Time is of the essence in connection with the Company's obligation under this Section.

         (b) The Company shall pay all costs (excluding fees and expenses of Holders' counsel and any underwriting or selling discounts, commissions or expenses on the sale of the Warrants and/or Warrant Shares), fees and expenses in connection with all registration statements filed pursuant to Sections 8.01 and 8.02(a) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. The Holder(s) will pay all costs, fees and expenses in connection with any registration statement filed pursuant to Section 8.02(b) (other than fees and expenses of any other selling holder). If the Company shall fail to comply with the provisions of Section 8.03(a), the Company shall, in addition to any other equitable or other relief available to the Holder(s), extend the Exercise Period by such number of days as shall equal the delay caused by the Company's failure.


         (c) The Company will take all necessary action which may be required in qualifying or registering the Warrants and/or Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of states identified by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

         (d) The Company shall indemnify the Holder(s) of the Warrants and/or Warrant Shares to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in the Underwriting Agreement.


         (e) The Holder(s) of the Warrants and/or Warrant Share to be sold pursuant to a registration statement, and their successors and assigns, shall severally and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing for specific inclusion in such registration statement with respect to the Holders and the plan of distribution of securities held by the Holder(s) to the same extent and with the same effect as the provisions contained in the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.

         (f) The Company shall not permit the inclusion of any securities other than the Warrants and/or Warrant Shares to be included in any registration statement filed pursuant to Section 8.02(a) hereof, or permit any other registration statement to be or remain effective during the effectiveness of a registration statement filed pursuant to Section 8.02(a) hereof, without the prior written consent of the Holders of the Warrants and Warrant Shares representing a Majority of such securities except to the extent an existing agreement as of the date hereof requires the Company to permit any securities to be included in such registration statement.


         (g) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to each such Holder or underwriter, of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent public accountants who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and the accountants' letters delivered to underwriters in underwritten public offerings of securities.

         (h) The Company shall as soon as practicable after the effective date of the registration statement, and in any event by the 90th day after completion of the full fiscal year subsequent to the fiscal year in which the registration statement becomes effective, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

         (i) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and the managing underwriters copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriters to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include reasonable access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

         (j) The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrants and/or Warrant Shares and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution or otherwise requested strictly in connection with applicable securities laws.

         (k) For purposes of this Agreement, the term " Majority" in reference to the Holders of Warrants and/or Warrant Shares, shall mean in excess of fifty percent (50%) of the then outstanding Warrants and Warrant Shares that (i) are not held by the Company, an affiliate, officer, director (except a designee of the Underwriter), employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

         (l) Holders of Warrants and Warrant Shares agree that if there is a currently effective registration statement covering such Holders Warrants and/or Warrant Shares, then such Holder will not be able to demand registration or exercise piggyback registration rights with respect to such Warrants and/or Warrant Shares covered by such registration statement during the period that such registration statement is effective.



         ARTICLE 9.  MISCELLANEOUS PROVISIONS.

                 Section 9.01. Applicable Law. This Agreement and the Warrants shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the conflict of laws provisions thereof.


                 Section 9.02. Notices. (a) Any notice pursuant to this Agreement to be given to the Company shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is sent in writing by the Company to the holders) as follows:



                          All American Semiconductor, Inc.
                          16115 Northwest 52nd Avenue
                          Miami, Florida  33014
                          Attention:  President


                 (b) All notices pursuant to this Agreement to be given to a Holder shall be sufficiently given if sent by first-class mail, postage prepaid, addressed to a Holder, at its address as shown on the books of the Company.

                 Section 9.03. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Underwriter shall bind and inure to the benefit of their respective successors and assigns hereunder.

                 Section 9.04. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and the Underwriter and the holders of the Warrants or Warrant Shares any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and the holders of the Warrants or Warrant Shares.


                 Section 9.05. Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation hereof.

                 Section 9.06. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. It shall not be necessary in making proof of this Agreement to account for more than one counterpart.


                 Section 9.07. Specific Performance. The Company stipulates that the remedies at law for the holders of Warrants or Warrant Shares in the event of any default or threatened default by the Company in compliance with any of the terms of this Agreement or a Warrant or Warrant Shares are not and will not be adequate, and that, to the extent permitted by applicable law, such terms may be specifically enforced (by injunction or decree of specific enforcement or otherwise).

                 Section 9.08. Entire Agreement. This Agreement (including the Exhibits) and the Warrant certificates embodies the entire agreement and understanding relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

                 Section 9.09. Submission to Jurisdiction. The Company, the Underwriter and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern or Eastern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriter and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum and also hereby irrevocably waive any right or claim to trial by jury in connection with any such action, proceeding or claim. Any such process or summons to be served upon any of the Company, the Underwriter and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to such other party at the address set forth in Section 9.02 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company, the Underwriter and the Holders agree that the prevailing party(ies) shall be entitled to recover all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.


         ARTICLE 10.  TERMINATION AND AMENDMENT.

                 Section 10.01. Termination upon Failure of Closing. Anything herein contained to the contrary notwithstanding, this Agreement shall terminate and all Warrants granted hereunder shall be null and void in the event that the Underwriting Agreement shall have been terminated prior to the closing on the Closing Date.

                 Section 10.02. Amendment. This Agreement may only be amended by a written instrument executed by the Company and by (a) the holders of at least 90% of the then outstanding Warrants in the case of amendments to Article 2 or Article 3 and (b) the holders of at least two-thirds of the then outstanding Warrants in the case of any other amendment, provided that, if any such amendment affects the rights of holders of Warrant Shares as well, then such amendment must be executed by the holders of Warrants or Warrant Shares or both representing two-thirds of the total number of such Warrants and Warrant Shares.


         IN WITNESS WHEREOF, the parties hereto have caused this Underwriter's Warrant Agreement to be duly executed, all as of the day and year first above written.


                                             ALL AMERICAN SEMICONDUCTOR, INC.



                                             By:__________________________
                                                Bruce M. Goldberg
                                                President
[CORPORATE SEAL]

Attest:

_________________________
                                             LEW LIEBERBAUM & CO., INC.



                                             By:__________________________
                                                Leonard A. Neuhaus
                                                Chief Financial Officer and
                                                Chief Operating Officer

                                                                       EXHIBIT A


                 THIS WARRANT IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE AGREEMENT, DATED ________, 1995, BETWEEN ALL AMERICAN SEMICONDUCTOR, INC. AND LEW LIEBERBAUM & CO., INC. NO TRANSFER IN VIOLATION OF SAID AGREEMENT SHALL BE EFFECTIVE. THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE SOLD OR TRANSFERRED WITHOUT AN EFFECTIVE AND CURRENT REGISTRATION STATEMENT OR POST-EFFECTIVE AMENDMENT THERETO FOR SUCH WARRANTS AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF (AS THE CASE MAY BE) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR EXCEPT, PURSUANT TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT OR AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT OR SUCH APPLICABLE STATE SECURITIES LAWS.


                                                       Warrant to Purchase
                                                       _______________________
                                                       shares of Common Stock,
                                                       as herein described

No. W(U) - __________________

                        ALL AMERICAN SEMICONDUCTOR, INC.

                            (a Delaware corporation)
                           _________________________

                         COMMON STOCK PURCHASE WARRANT
                           _________________________


                 This Warrant Will Be Void After _______________, 2000.

                           _________________________

      This certifies that

. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
                           (herein called the Holder)

is entitled to purchase, at any time after _______, 1996 and on or before _______, 2000, _________ fully paid and nonassessable shares of Common Stock, par value $.01 per share, of ALL AMERICAN SEMICONDUCTOR, INC., a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), at the exercise price of $___ per share [140% of public offering price] (but the number of shares issuable in exchange for this Warrant and the exercise price therefor may be changed from time to time, upon the occurrence of certain events as provided in the Underwriter's Warrant Agreement hereinafter described) by surrendering this Warrant, with the subscription form on the reverse side hereof duly executed, at the principal office of the Company, and by paying, in lawful money of the United States or by certified or official bank check, the exercise price for the number of shares in exchange for which this Warrant is exercised, but only subject to and in compliance with all of the conditions set forth herein and in the Underwriter's Warrant Agreement.

         This Warrant is one of a duly executed issue of Common Stock Purchase Warrants evidencing the right to purchase Common Stock of the Company, and is issued under and in accordance with an Underwriter's Warrant Agreement authorized by the Board of Directors of the Company and dated as of ______, 1995 (the "Warrant Agreement") and is subject to the terms, provisions, limitations and restrictions contained in the Warrant Agreement all of which are hereby incorporated by reference and made part hereof and, to all of which the holder of this Warrant, by acceptance hereof, consents. A copy of the Warrant Agreement may be obtained by the holder upon written request to the Secretary of the Company.

         In certain events provided for in the Warrant Agreement, the shares of Common Stock issuable upon the exercise of this Warrant may be changed as therein provided. No fractional shares will be issued upon the exercise of this Warrant, but in lieu of any fractional interest the Company shall round upward to the next whole number, as provided in the Warrant Agreement. Upon any partial exercise of this Warrant, there shall be executed and issued to or upon the order of the holder a new Warrant in respect of the shares of Common Stock as to which this Warrant shall not have been exercised.


         Warrants shall be transferable of record only by the Company.

         This Warrant does not entitle any holder to any of the rights of a shareholder of the Company.


      The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Common Stock Purchase Warrant (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of exercise hereof or for any and all other purposes, and the Company shall not be effected by any notice to the contrary.

      IN WITNESS WHEREOF, the Company has caused this Common Stock Purchase Warrant Certificate to be duly executed under its corporate seal.



      Dated as of _______________, 1995.




                                        ALL AMERICAN SEMICONDUCTOR, INC.


                                        By:_________________________
                                                   President

[Seal]

Attest:

______________________
       Secretary

                                   ASSIGNMENT

         (To be executed by the registered holder to effect a transfer of the within Warrant)

        FOR VALUE RECEIVED, . . . hereby sell, assign and transfer unto

                   __________________________________________
                                     (Name)


                   _________________________________________
                                   (Address)


the Common Stock Purchase Warrant and the right to purchase the Common Stock evidenced by the within Warrant, and do irrevocably constitute and appoint __________________________ Attorney to transfer the within Warrant and said right on the books of the Company, with full power of substitution.


Dated, ____________, 19__


                                            SIGNATURE_______________________

                                            ________________________________
                                            (Insert Social Security or Other
                                             Identifying Number of Assignee)

                                            _________________________________
                                            Signature Guaranteed


________________________________________________________________________________


         NOTICE: The signature to this Assignment must correspond with the name as written upon the face of the within Warrant, in every particular, without alteration or change whatsoever and must, if it is not executed by an entity which may guarantee signatures as set forth herein, be guaranteed by a member of a national securities exchange, a commercial bank or trust company located in the United States, a member of the National Association of Securities Dealers, Inc. or any other eligible guarantor institution which is a participant in the signature guarantee program (as such terms are defined in Reg 240.17 Ad-15 under the Securities Act of 1934, as amended).

         (SUBSCRIPTION FORM TO BE EXECUTED UPON EXERCISE OF WARRANT)



         The undersigned, registered holder or assignee of such registered holder of the within Warrant, hereby (1) purchases ______ shares of Common Stock which the undersigned is entitled to purchase under the terms of the within Warrant, (2) makes the full cash payment therefor called for by the within Warrant, and (3) directs that the Common Stock issuable upon exercise of said Warrant be issued as follows:


                                            ______________________________
                                                    (Name)


                                            ______________________________
                                                    (Address)

                           SIGNATURE        ______________________________



                                            ______________________________
                                            (Social Security or Other
                                             Identifying Number)

                                            ______________________________
                                            Signature Guaranteed


Dated:  _______________________

________________________________________________________________________________


         NOTICE: The signature on this subscription form must correspond with the name as written upon the face of the within Warrant, or upon the assignment form on the reverse side thereof, in every particular, without alteration or enlargement, or any change whatsoever and must, if it is not executed by an entity which may guarantee signatures as set forth herein, be guaranteed by a member of a national securities exchange, a commercial bank or trust company located in the United States, a member of the National Association of Securities Dealers, Inc. or any other eligible guarantor institution which is a participant in the signature guarantee program (as such terms are defined in Reg 240.17 Ad-15 under the Securities Act of 1934, as amended).